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                                 Exhibit (j)(3)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees
AmSouth Funds:

We hereby consent to the use of our report dated February 22, 2000 on the financial statements of The Infinity Mutual Funds, Inc. - ISG Funds as incorporated by reference in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File No. 33-21660) and to the reference to our firm under the headings "Financial Highlights" in the prospectuses pertaining to the AmSouth Funds - Class A, Class B and Trust Shares, and "Independent Accountants" and "Financial Statements" in the statement of additional information.


/s/ KPMG LLP
KPMG LLP


Columbus, Ohio
March 13, 2000